                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 1996
                                                 ------------------

                                   INSCI CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)

                                    DELAWARE
                 ----------------------------------------------
                 (State of other jurisdiction of incorporation)

 1-12966                                          06-1302773
- --------------------                              ------------------------------
 Commission File No.                              I.R.S. Employer Identification

Two Westborough Business Park,
Westborough, MA                                   01581
- -------------------------------                   --------
Address of principal                              Zip Code
executive offices

 (508) 870-4000
- -------------------------------
 Registrant's telephone number,
 including area code

ITEM 5.  OTHER EVENTS

         The Registrant (the "Company") on September 12, 1996, completed 670,000 Units of a Regulation "D" Private Placement Offering of 8% Convertible Preferred Stock. The Offering involved a minimum of 666,667 Units and a maximum of 1,333,334 Units ($2,500,000 minimum - $5,000,000 maximum at $3.75 per Unit), each Unit consists of one share of 8% Preferred Stock and one Warrant to purchase one share of Common Stock for $5.00 per share for a period of three years expiring on October 1, 1999.
         The 8% Convertible Preferred Stock and Warrants contain limited anti-dilution protection and adjustment rights granted to purchasers of the Units.
         Additionally, the Company paid to J. Michael Reisert & Co., Inc., the placement agent, a commission of 8% per Unit, or the sum of $201,000, on the completion of the minimum offering, in addition to $87,500 in expenses, as well as granting 66,667 Warrants to purchase 66,667 Units comprised of 66,667 shares of 8% Preferred Stock, convertible into shares of Common Stock and 66,667 warrants to purchase shares of Common Stock at $5.50 per share for a period of three years from the date of closing of the minimum offering. The balance of the offering of up to an additional $2,487,500 or 663,334 Units is continuing, and upon completion of the maximum or any part thereof, the Company will pay a pro-rata commission of 8% cash commission on each Unit sold and Warrants to purchase one Unit comprised of one share of 8% Preferred Stock and one warrant to purchase one share of Common Stock at $5.50 per share based upon 10% of the number of Units sold.
         The Company granted, as a part of the terms of the Placement, cost-free registration rights with respect to the underlying shares for the Convertible Preferred Stock, the Unit Warrants and the Warrants granted to the Placement Agent.
         In the event that the Company is unable to obtain an effective registration for the underlying shares, as provided in the Placement Agreement, the terms of placement involve the imposition of a penalty in an adjustment of the $3.75 Unit price paid by the holders in the placement, of 2% per month after nine months from the date of closing with a maximum of 10%.
         The Company will file a Form "D" with respect to the placement with the Securities and Exchange Commission.
         Additionally, the Term Sheet and Placement Memorandum with respect to the Offering is annexed hereto and marked Exhibit 1 and incorporated by reference in the within report.

                                     EXHIBIT
         (1)  Term Sheet with respect to the Offering.

                                   SIGNATURES
                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   Westborough, Massachusetts
                  September 13, 1996

                                      INSCI CORP.
                                       --------------------------------------
                                                  (Registrant)

                                   /s/ ROGER KUHN
                                       --------------------------------------
                                       ROGER KUHN, CHIEF FINANCIAL OFFICER

                          PRIVATE PLACEMENT TERM SHEET

                                   INSCI CORP.

                           PRIVATE PLACEMENT OF UNITS

           MINIMUM NUMBER: 666,667 UNITS ($2,500,000 IN THE AGGREGATE) MAXIMUM NUMBER: 1,333,334 UNITS ($5,000,000 IN THE AGGREGATE)

                                       AT
                                 $3.75 PER UNIT

         EACH UNIT (THE "UNITS") CONSISTS OF: (I) ONE SHARE OF 8% CONVERTIBLE REDEEMABLE PREFERRED STOCK ("8% PREFERRED STOCK"), AND (II) ONE REDEEMABLE COMMON STOCK WARRANT EXERCISABLE FOR THREE YEARS ("WARRANT") TO PURCHASE ONE SHARE OF COMMON STOCK, $.01 PAR VALUE PER SHARE ("COMMON STOCK"), AT $5.00 PER SHARE.

The Company has agreed to file a Registration Statement for the shares of Common Stock underlying the 8% Preferred Stock and Warrants and the shares of Common Stock underlying the securities comprising the Placement Agent Warrants (as defined below) as soon as practicable after the Final Closing (as defined below). In the event the registration statement is not declared effective within nine (9) months after the Initial Closing (as hereinafter defined), the conversion price on the Preferred Stock will be reduced (and the number of shares of Common Stock issuable upon conversion of the 8% Preferred Stock will be concomitantly increased) by two (2%) percent per month, or a part thereof, up to ten (10%) percent in the aggregate.


     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND RESTRICTED TRANSFERABILITY AND MAY INVOLVE IMMEDIATE SUBSTANTIAL DILUTION. SEE RISK FACTORS.


     THIS PRIVATE PLACEMENT TERM SHEET CONSTITUTES ONLY A BRIEF SUMMARY OF THE BUSINESS OF THE COMPANY AND OF CERTAIN ELEMENTS OF THE DOCUMENTS WHICH ARE ATTACHED AS EXHIBITS HERETO AND IS BY NO MEANS INTENDED TO BE EXHAUSTIVE.


                                September 3, 1996

                               SUMMARY OF OFFERING
                               -------------------

INSCI CORP.                  INSCI Corp., is a Delaware corporation ("INSCI" or
                             the "Company") that develops, markets, installs and services electronic information and document management systems designed to meet the enterprise-wide needs of organizations which produce large quantities of computer-generated documents and require the storage of and access to a broad array of document types. The Company provides its customers with the ability to electronically capture documents and computer output from a variety of sources, to store information electronically and to access and deliver the information either electronically or via reprints in a fashion that lowers costs, improves service and provides greater control to the customer. INSCI's products focus on both the desktop imaging and document management market and the automated document factory production market.

                             INSCI's software products marketed under the name, COINSERV, utilize a customer's existing host computer and computer network to link powerful "Server" computers, which perform automated document indexing and optical disk storage functions. This is accomplished with the customer's existing network of "client" computers, which are used by the customer's employees to search, retrieve and distribute documents. COINSERV is an optical-disk based client/server computer output to laser disc (COLD) system. The COLD market addresses print and microfiche replacement using digital-based techniques to replace printing and microfiche production and allowing on-line viewing of reports that would otherwise need to be printed. This produces rapid and major savings for user.

                             In fiscal year 1996, INSCI introduced the COINS-CD product aimed at both the corporate and service bureau markets. The new product combines INSCI's core technology with CD-Recordable media for purposes of electronic information distribution. COINS offers the user the advantage of using low-cost and easily available CD's which can be used for distribution of large quantities of data. Use of this type of technology also offers rapid payback for users and service bureaus. These products are often used in conjunction with optical disk-based products and are particularly useful for low cost, large volume information distribution.

                             Also in this past fiscal year, the Company introduced Image Express, a print-on-demand software product aimed at the automation of printing operations in large corporations and service bureaus. This product is focused on making printing operations far more efficient and able to address the new challenges posed by large number of short print runs created by the market trend for mass customization and the consequent need for customized printing products aimed at individuals and market segments. The Image Express technology was acquired in March 1996 by the Company from Custom Solutions Inc.

                             At the end of fiscal year 1996, INSCI introduced Augusta, an advanced technology imaging and document management system through its acquisition of certain assets of the Courtland Group, Inc. ("Courtland"). Augusta provides a complete document storage system by allowing the user to see and store images of documents and to store and retrieve documents in mixed data formats such as image, word process documents and spreadsheet documents.

                             INSCI offers numerous services including software installation, training, software maintenance support and systems integration. INSCI's advanced systems integration services division works with its customers to integrate these various technologies into existing technical environments to leverage investments in technology. INSCI's current business strategy is to develop and provide document management solutions in a fully integrated and customized manner that enables customers to improve their business processes and competitive position.

                             SEE "ITEM 1. BUSINESS" IN THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1996 FOR A COMPLETE DESCRIPTION OF THE COMPANY'S BUSINESS.

Securities Offered and
Offering Price The Company is offering a minimum of 666,667 Units and a maximum of 1,333,334 Units, at $3.75 per Unit. Each Unit consists of one (1) share of 8% Preferred Stock and one (1) Warrant exercisable to purchase one (1) share of Common Stock at $5.00 per share for a period of three (3) years.

Dividends                    Dividends of 8% per annum will be paid  quarterly
                             and are cumulative. Dividends can be paid in cash or 8% Preferred Stock at the option of the Company.
                             The 8% Preferred Stock payable as dividends is to be valued at the lesser of $3.75 (three dollars seventy-five cents) or the average bid price for Common Stock for twenty (20) consecutive trading days prior to the end of the quarter. In the event that the average bid price for Common Stock during any sixty (60) day period commencing August 1, 1998 is $2.75 (two dollars seventy-five cents) or less, holders of a majority of outstanding 8% Preferred
                             Stock can elect to have dividends paid in cash for the balance of the life of the 8% Preferred Stock
                             (the "Cash Election"). If the Company fails to honor the Cash Election, the Company must pay dividends in shares of 8% Preferred Stock (valued at the lesser of $3.75 or the average bid price for Common Stock for twenty (20) consecutive trading days prior to the end of the quarter) and a majority of holders of 8% Preferred Stock shall have the right to designate one (1) Board Member and the Company shall immediately appoint a designee and use its best efforts to cause the election of the designee for so long as twenty-five
                             (25%) percent of the 8% Preferred Stock remains outstanding. In the further event the average bid price for Common Stock during the last thirty (30) day period of any quarter commencing with the thirty (30) day period beginning September 1, 1998 is $3.75 (three dollars seventy-five cents) or less, annual dividends on 8% Preferred Stock will be automatically readjusted to eleven (11%) percent per annum for the balance of the period that any 8%
                             Preferred Stock is outstanding.

Conversion                   Each share of 8% Preferred Stock converts into one
                             share of Common Stock at the option of the holder.

8% Preferred Stock
Redemption                   If the  Company's  Common  Stock trades at or above
                             $7.50 per share for twenty out of thirty consecutive trading days and the Company then has an effective registration statement under the Securities Act of 1933, as amended ("1933 Act") with respect to all shares of Common Stock underlying the 8% Preferred Stock, the Company has the right, upon thirty days prior written notice to all holders of record of the 8% Preferred Stock, to redeem all, but not less than all, of the 8%
                             Preferred Stock for cash at $3.75 per share of 8%
                             Preferred Stock. At any time after October 1, 1999, any shares of 8% Preferred Stock that have not otherwise converted can be redeemed at the option of the Company, upon thirty days prior written notice to all then holders of record of the 8%
                             Preferred Stock, for cash at $3.75 per share of 8%
                             Preferred Stock. On October 1, 2001, any outstanding 8% Preferred Stock shall automatically convert into shares and Common Stock at the lesser of $3.75 per share or the average bid price for the Common Stock for twenty (20) consecutive trading days ending five (5) business days prior to October
                             1, 2001.

Warrant Redemption If the Company's Common Stock trades at or above $10.00 per share for 20 out of 30 consecutive trading days and the Company then has an effective registration statement under the 1933 Act with respect to all shares of Common Stock underlying the Warrants, the Company has the right, upon thirty (30) days prior written notice to all holders of record of the Warrants, to redeem all, but not less than all, of the outstanding Warrants at $.01 per Warrant.


Anti-Dilution
Adjustment                   For so long as an Investor  owns 8% Preferred
                             Stock and/or Warrants, the Investor shall have anti-dilution protection and adjustment right with respect to : (i) any subdivision of the outstanding shares of Common Stock of the Company into a greater number of shares of Common Stock; (ii) any declaration of a dividend or any other distribution by the Company upon its Common Stock payable in shares of Common Stock; (iii) any capital reorganization or reclassification of the capital stock of the Company; or (iv) any consolidation or merger of the Company with another entity. (See
                             Limited Anti-Dilution Examples herein). There will be no adjustment in the event that the Company pays a dividend in cash to its holders of Common Stock;
                             provided, however, that the Company gives all holders of the 8% Preferred Stock written notice at least (30) days prior to the record date for the cash dividend that the Company intends to declare a cash dividend.

                             ANTI-DILUTION EXAMPLES
                             ----------------------
I.    ASSUMPTIONS

       A.    Currently Outstanding

             i.   3,500,000 Shares of Common Stock.

             ii. 8,000,000 Warrants and/or Preferred Shares convertible to Common Stock.

      B.    To be Issued on Offering Assuming Placement of Full Amount of
            Offering.

             i. 1,333,334 shares of 8% Preferred Stock at $3.75 per share ("New Preferred Shares").

             ii. Warrants to purchase 1,333,334 shares at $5.00 per share ("New Warrants").

II.    EXAMPLES

      A.   Two for One Stock Split.

             i. The New Preferred Shares would become convertible into 2,666,668 shares at $1.875 each.

             ii. The New Warrants would be exercisable for 2,666,668 Shares with an exercise price of $2.50 each.

      B.   Ten Percent (10%) Dividend Paid in Stock

             i. The New Preferred Shares would become convertible into 1,466,668 shares at $3.41 each.

             ii. The New Warrants would be exercisable for 1,466,668 Shares with an exercise price of $4.545 each.

      C. Merger Into a New Company Where Each Holder of Common Stock Receives One Share of the New Company for Each Two Shares of INSCI.

             i. The New Preferred Shares would become convertible into 666,667 shares at $7.50 each.

             ii. The New Warrants would be exercisable for 666,667 Shares with an exercise price of $10.00 each.

      D. Issuance of 2,000,000 Shares of Common Stock - Anti-Dilution Provision Not Triggered.

      E. Issuance of 2,000,000 Shares of Preferred Stock - Anti-Dilution Provision Not triggered.

Common Stock Outstanding         4,015,701 shares of Common Stock as of August
                                 29, 1996.

Shares Reserved for
Issuance Upon Exercise of
Outstanding Rights, Warrants
and Options and Conversion
of Outstanding Preferred Stock   6,186,854 shares of Common Stock as of August
                                 29, 1996*.

Minimum Investment               A minimum purchase of 2,667 Units wil be
                                 required, unless waived by the Company and the Placement Agent.

Use of Proceeds                  The net proceeds to be received by the Company
                                 from this private placement are estimated to be approximately $4,512,500 if the maximum amount of the offering is sold or $2,212,500, if the minimum amount of the offering is sold.
                                 (Assumes sales commissions of 8% paid to J.
                                 Michael Reisert Inc. and offering expenses of $87,500). Set forth below are the intended uses of proceeds, assuming the minimum and maximum amounts are sold:


                                                   MINIMUM          MAXIMUM
                                                   AMOUNT            AMOUNT
                                 DESCRIPTION        SOLD              SOLD
                                 ------------    ----------        ----------
                                 Acquisitions    $1,725,000        $3,500,000
                                 Working Capital $  487,500        $1,012,500
                                                 ----------        ----------
                                 Total:          $2,212,500        $4,512,500
                                                 ==========        ==========


Purchaser Requirements           Purchase of the Units offered hereby is limited
                                 to persons and entities ("Investors") that qualify as Accredited Investors ("Accredited
                                 Investors"), as that term is defined in Rule
                                 501 promulgated by the Securities and Exchange
                                 Commission ("SEC") under the 1933 Act, who make certain representations concerning their assets or income, investment intention and sophistication.

*Assuming the conversion by the holders of preferred stock at variable conversion prices as at August 29, 1996. (See Risk Factor no. 28.)

Placement Agent                  The Company has retained J. Michael Reisert,
                                 Inc., a registered broker-dealer, to act as the exclusive placement agent (the "Placement
                                 Agent") in connection with this private
                                 placement and the Company has agreed to pay the Placement Agent a commission equal to 8% of all funds raised. In addition, the Placement Agent will receive three (3) year Warrants
                                 ("Placement Agent Warrants") to purchase Units equal to 10% of the Units sold to be issued upon the Final Closing, at an exercise price of $5.50 per Placement Agent Warrant. The Company will reimburse the Placement Agent for all of its reasonable expenses in connection with the Offering including the reasonable fees and expenses of its counsel. Upon the mutual consent of the Company and the Placement Agent, Units may be offered by certain other registered broker/dealers, who are registered under the Securities Exchange Act of 1934 as amended and the Placement Agent may allot a portion of its compensation to such other broker/dealers. The Company will not issue any additional public debt or equity for one (1) year subsequent to the Final Closing without first giving the right of first offer to the Placement Agent.

Offering Period                  The Offering will continue through September
                                 30, 1996, subject to an extension for a period of up to sixty (60) days upon the mutual consent of the Company and Placement Agent.
                                 There may be more than one closing in
                                 connection with the sale of the Units pursuant to this Offering. However, there will not be any closing unless 666,667 Units are sold (the date of such initial closing being hereinafter referred to as "Initial Closing" and the date of the last closing being hereinafter referred to as "Final Closing").

Subscription Procedure           To subscribe for the Units offered hereby,
                                 prospective Investors must complete the
                                 Subscription Document Booklet (which includes a
                                 Unit Purchase Agreement and appropriate
                                 Confidential Investor Questionnaire) and return it to Spitzer & Feldman P.C., 405 Park Avenue,
                                 New York, New York 10022-4405 (the "Escrow
                                 Agent") in the self-addressed stamped envelope.
                                 The execution and delivery of the Unit Purchase
                                 Agreement will constitute a prospective
                                 Investor's irrevocable subscription for the amount of Units indicated. All executed
                                 Subscription Document Booklets shall be
                                 accompanied by check or wire transfer of the subscription amount to the Escrow Agent. The
                                 Company has the right, in its sole discretion, to accept or reject any subscription in whole or in part.

Escrow Account                   All subscription payments received prior to the
                                 Initial Closing will be deposited by the Escrow
                                 Agent in an escrow account located at The Chase
                                 Manhattan Bank, N.A., 11 West 51st Street, New
                                 York, New York 10019. No interest will be earned by prospective Investors on subscription payments held in the Escrow Account. If less than 666,667 Units are sold prior to termination of this private placement, or if for any reason the closing of the purchase and sale of the Units does not take place, all payments will be returned to the prospective
                                 Investors without interest or deduction.

Restrictions on
Transfer Neither the 8% Preferred Stock, the Warrants nor the Common Stock issuable upon the conversion of the 8% Preferred Stock or the exercise of the Warrants, may be offered, sold or resold unless they are registered under the 1933 Act or an exemption from the registration requirements of the 1933 Act is available. None of such securities have been registered under the 1933 Act and, except with respect to the Common Stock underlying the 8% Preferred Stock and Warrants (see below), there is no plan to register any of the securities under the 1933 Act.
Registration of
Shares The Company has agreed to prepare and file with the SEC a registration statement ("Registration Statement") on the appropriate form under the 1933 Act, with respect to the shares of Common Stock issuable upon the conversion of the 8% Preferred Stock (including any 8% Preferred Stock issued in payment of dividends), the exercise of the Warrants and upon conversion or exercise of the securities underlying the Placement Agent Warrants (collectively, the "Registrable Securities"), as soon as practicable after the Final Closing and use its best efforts to have the Registration Statement become effective and to keep such registration statement effective and current for three (3) years. In addition, holders of the Registrable Securities will be entitled to piggyback registration rights, which subject to certain restrictions, would permit the holders to include their Registrable Securities in a Registration Statement filed by the Company covering securities to be offered by the Company or other selling security holders. In the event the Registration Statement is not declared effective within nine (9) months after the Initial Closing, the conversion price on the 8% Preferred Stock will be reduced (and the number of shares of Common Stock issuable upon conversion of the 8% Preferred Stock will be concomitantly increased) by two (2%) percent per month, or a part thereof, up to ten (10%) percent in the aggregate.

Lockup The Common Stock underlying the 8% Preferred Stock and Warrants cannot be sold for a period of six (6) months subsequent to the date of the Final Closing, and thereafter, only in compliance with the 1933 Act and applicable state securities laws.

Additional Offering              The Company has entered into a placement
                                 agreement with Amerivet/Dymally Securities,
                                 Inc.. ("Amerivet") a licensed broker-dealer to arrange for an offering under Regulation D of a minimum of 1,000,000 and maximum of 1,350,000 shares of 10% convertible preferred stock at a stated value of $1.00 per share. The Company has closed on the minimum amount of $1,000,000 and issued 1,000,000 shares of 10% convertible preferred stock to one existing shareholder.
                                 The 10% convertible preferred stock under the Amerivet placement may be converted into shares of the Company's Common Stock at a 30% discount to the average market price of such Common
                                 Stock for the ten (10) trading days prior to conversion (subject to the terms and conditions of the Amerivet placement). The shares of Common Stock issuable upon conversion will be determined by the share price as quoted by the National Association of Securities Dealers
                                 Automated Quotation System ("NASDAQ").

Indemnification                  The Company has agreed to indemnify and hold
                                 harmless the Placement Agent and each officer, director and controlling person of the Placement Agent from and against any and all loss, liability, claim, damage and expense arising as a result of any untrue statement or alleged untrue statement of a material fact contained in this Memorandum and the Exhibits annexed hereto or in any filing executed by the Company filed with any state or jurisdiction in order to qualify the Units for offer and sale under the blue sky laws or the omission or alleged omission from this Memorandum and the Exhibits annexed hereto of a material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

                                 The Placement Agent has agreed to indemnify and hold harmless the Company from and against all loss, liability, claim, damage and expense arising out of any actions based upon violations or alleged violations of the 1933 Act by the Placement Agent or arising as a result of a breach by the Placement Agent of any warranties and covenants or from the untruth of any representation made by the Placement Agent in the Placement Agreement between the Placement Agent and the Company, or otherwise arising out of the gross negligence or willful misconduct of the Placement Agent.


                            This Space Intentionally
                                   Left Blank.